UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 23, 2009 (April 17, 2009)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-29464	03-0153200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Graniteville Road, Graniteville Vermont	05654
(Address of principal executive offices)	(Zip Code)

(802) 476-3121

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

On April 17, 2009, Rock of Ages Canada, (“ROA Canada”), a wholly owned subsidiary of the Company signed an Asset Purchase Agreement and completed the purchase of the real and personal property comprising the Polycor Stanstead Quarry, located in Stanstead, Quebec, Canada from Carrieres Polycor, Inc., (“Polycor”).  The purchase price for the quarry, building and inventory was $1.3 million.

In connection with the purchase, Polycor entered into an agreement that limits Polycor from owning or operating a quarry similar to the Stanstead Gray quarry within fifty kilometers of Stanstead, Quebec.  This agreement also prohibits Polycor from soliciting ROA Canada’s customers for sales of gray granite.

In connection with the purchase, ROA Canada entered into a supply agreement with Polycor, for 30 years whereby ROA Canada must supply Polycor with standard blocks of up to 300 cubic meters (or 10,594 cubic feet) a month.  ROA Canada also assumed the remaining three years of supply agreements with two unrelated granite manufacturers.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Date: April 23, 2009	By: /s/ Laura Plude Laura Plude, Vice President and Chief Financial Officer